Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of The Toro Company (the “Company”) on Form 10-Q for the quarterly period ended February 3, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Michael J. Hoffman, President and Chief Executive Officer of the Company, and Stephen P. Wolfe, Vice President Finance and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1)          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael J. Hoffman
Michael J. Hoffman
President and Chief Executive Officer
March 13, 2006

/s/ Stephen P. Wolfe
Stephen P. Wolfe
Vice President Finance and
Chief Financial Officer
March 13, 2006

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.